                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT
                             PARTICIPATION AGREEMENT

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST,

                            [INSURANCE COMPANY NAME]

                       PIONEER INVESTMENT MANAGEMENT, INC.

                                       AND

                         PIONEER FUNDS DISTRIBUTOR, INC.

         THIS AGREEMENT, made and entered into this [date], by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), [NAME OF INSURANCE COMPANY] , a [state] life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and Pioneer Funds Distributor, Inc. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts.

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, shares of beneficial interest of the Trust are divided into several series and classes of shares, each series being designated a "Portfolio" and representing an interest in a particular managed pool of securities and other assets;

         WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including [Name of insurance company] , which have entered into participation agreements similar to this Agreement (the "Participating Insurance Companies");

         WHEREAS, the Trust has obtained an order form the Securities and Exchange Commission (the "SEC"), dated July 9, 1997 (File No. 812-10494) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions form the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");

         WHEREAS, PIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

         WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Contract" or, collectively, the "Contracts") which, if required by applicable law, will be registered under the 1933 Act;

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

         WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

         WHEREAS, the Portfolios offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

         WHEREAS, Pioneer Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and is authorized to sell shares of the Portfolios to unit investment trusts such as the Accounts;

         WHEREAS, [underwriter name], the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Contracts, and PFD intends to sell such Shares to the Accounts at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:

ARTICLE I.  SALE OF TRUST SHARES

         1.1. PFD agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Contract owners on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from Contract owners and receipt by such designee shall constitute receipt by the Trust; PROVIDED that the Trust receives notice of such orders by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

         1.2. PFD agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall calculate such net asset value on each day

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.

         1.3. The Trust and PFD will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles III and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to the Trust or its agents.

         1.4. The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Contract owners on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day.

         1.5. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

         1.6. In the event of net purchases, the Company shall pay for the Shares by 11:00 a.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 11:00 a.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire. If payment in federal funds for any purchase is not received or is received by the Trust after 11:00 a.m. on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses incurred by the Trust solely as a reuslt of portfolio transactions effected by the Trust based upon such purchase request. In the event of net redemptions, the Trust ordinarily shall pay and transmit the proceeds of redemptions of Shares by 11:00 a.m. New York time on the next Business Day after a redemtpion order is received in accordance with Section 1.4. hereof, although the Trust reserves the to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules pomulgated thereunder. Payment shall be in federal funds transmitted by wire.

         1.7. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         1.8. The Trust shall furnish notice (by wire or telephone, followed by written confirmation) no later than 7:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions.

         1.9. The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), PIM or the Trust shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XII of this Agreement. A pricing error shall be corrected in accordance with the Trust's internal policies and procedures, copies of which have been provided to the Company. The Trust will provide the Company with an updated copy of such policies and procedures in the event of any material changes thereto. If an adjustment is necessary to correct a material error through no fault of the Company which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable Account will be adjusted and the amount of any underpayments will be credited by the Trust or PIM to the Company for crediting of such amounts to the Contract owners' accounts. Upon notification by PIM of any overpayment due to a material error, the Company shall promptly remit to the Trust or PIM, as appropriate, any overpayment that has not been paid to Contract owner; however, PIM acknowledges that the Company does not intend to seek additional payments form any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts for which the Company is not at fault. The costs of correcting such adjustments shall be borne by the Trust or PIM unless the Company is at fault in which case such costs shall be borne by the Company.

ARTICLE II.  CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

         2.2. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.3. The Company represents and warrants that [underwriter name], the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and [underwriter name] will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.4. The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of Delaware and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

         2.5. PFD represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust and PFD represent that the Trust and PFD will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.6. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder. The Trust further represents that it has adopted a pursuant to Rule 12b-1 under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Class II shares of certain of the Trust's Portfolios as permitted by applicable law and regulation.

         2.7. PIM represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. PIM represents and warrants that it is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that it is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

         2.8. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         2.9. The Trust and PIM represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated form time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled b the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an deemed appropriate by the Company. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by the Company for the benefit of the Trust. The company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust and PIM in writing in the event such coverage terminates.

         2.10. The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the code"), that the Contracts are currently at the time of issuance and, assuming the Trust meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III.  PROSPECTUS AND PROXY STATEMENTS; VOTING

         3.1. At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; PROVIDED, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready," diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the format in which it or PIM is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (E.G., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, subject to PIM's approval which shall not be unreasonably withheld.

         3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.

         3.3. The Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

         3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Contracts not funded by such Shares.

         3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

         3.6.     If and to the extent required by law, the Company shall:

                  (a)      solicit voting instructions from Contract owners;

                  (b) vote the Shares in accordance with instructions received from Contract owners; and

                  (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Contract owners;

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Contract owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and PIM will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

         4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM are named, at least ten
         (10) Business Days prior to its use. No such material shall be used if the Trust, PIM, or their respective designees reasonably objects to such use within five (5) Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statement on behalf of the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM or concerning the Trust or any other such entity in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, PIM or their respective designees, except with the permission of the Trust, PIM or their respective designees. The Trust, PIM or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, PIM or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (I.E., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, PIM nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         4.3. PFD shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

         4.4. The Trust, PIM and PFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts in connection with the sale of the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that PIM is an underwriter or distributor of the Contracts.

         4.5. The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and the Trust shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Contracts, the Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

         4.6. The Trust or PIM will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and PIM will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and PIM will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

         4.7. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature (such as brochures, electronic messages, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASDR Conduct Rules, the 1933 Act or the 194 Act.

         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data, access to operating procedures that may be reasonably requesting in connection with compliance and regulatory requirements related to the Agreement or any party's obligations under this Agreement.

ARTICLE V.  FEES AND EXPENSES

         5.1. Neither the Trust, PIM nor PFD shall pay any fee or other compensation to the Company under this Agreement, other than pursuant to Schedule B attached hereto, and the Company shall pay no fee or other compensation to the Trust, PIM or PFD under this Agreement, although the parties hereto will bear certain expenses under the provisions of this Agreement. The Trust may

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Trust in writing. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.

         5.2. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses and proxy materials to owners of Contracts funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Contracts.

         5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Contracts and of distributing the Trust's Shareholder reports to Contract owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Contract prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

         5.4. The Company agrees to provide certain administrative services, specified in Schedule B attached hereto, in connection with the arrangements contemplated by this Agreement. The parties acknowledge and agree that the services referred to in the Section 5.4 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative serves and are not the services of an underwriter or principal underwriter of the Trust and the Company is not an underwriter for Shares within the meaning of the 1933 Act.

ARTICLE VI.  DIVERSIFICATION AND RELATED LIMITATIONS

         6.1. The Trust and PIM represent and warrant that each Portfolio of the Trust will meet the diversification requirements of Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio.

         6.2. The Trust and PIM represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         6.3. No Shares of the Trust will be sold directly to the general public.

ARTICLE VII.  POTENTIAL MATERIAL CONFLICTS

         7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in nay relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

         7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (E.G., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

         7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

         7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Trust's independent trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period PFD and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         7.5. If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust's Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board. Until the end of the foregoing six (6) month period, the Trust and PFD shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that nay proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then
         (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2,
         7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

         8.1.     INDEMNIFICATION BY THE COMPANY

                  The Company agrees to indemnify and hold harmless the Trust, PIM, PFD any affiliates of PIM, and each of their respective directors, trustees, officers and each person, if any, who controls the Trust or PIM within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust, PIM or PFD for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

                  (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

                  (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was

                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

                           made in reliance upon information furnished to the Trust by or on behalf of the Company; or

                  (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

                  (e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

         as limited by and in accordance with the provisions of this Article
         VIII.

         8.2.     INDEMNIFICATION BY THE TRUST, PIM AND PFD

                  The Trust, PIM and PFD agree to indemnify and hold harmless the Company and each of its trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, PIM, PFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

                  (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Contracts not supplied by the Trust, PIM, PFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

                  (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, PIM or PFD; or

                  (d) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

                  (e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

                  (f) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the Agreement;

         as limited by and in accordance with the provisions of this Article
         VIII.

         8.3. In no event shall the Trust, PIM or PFD be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

         8.4. Neither the Company, the Trust, PIM nor PFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         8.5. Promptly after receipt by an Indemnified Party under this Section
         8.5. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it

                                      -15-

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

         8.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of Shares.

         8.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this
         Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.  APPLICABLE LAW

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  NOTICE OF FORMAL PROCEEDINGS

              The Trust, PIM, PFD and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI.  TERMINATION

         11.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

                  (a) at the option of any party upon six (6) months' advance written notice delivered to the other parties; PROVIDED, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

                  (b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Contract owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

                  (c) at the option of the Trust, PIM or PFD upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

                  (d) at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Trust, PIM or PFD under this Agreement or related to the sale of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

                  (e) at the option of the Company, the Trust, PIM or PFD upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Contracts for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

                  (f) termination by any of the Trust, PIM or PFD by written notice to the Company, if any one or all of the Trust, PIM or PFD respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (g) termination by the Company by written notice to the Trust, PIM or PFD, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, PIM or PFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

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                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

                  (i) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

         11.2. The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

         11.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

         11.4. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

         11.5. Notwithstanding any termination of this Agreement, the Trust, PIM and PFD shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

         11.5 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement

ARTICLE XII.  NOTICES

       Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  PIONEER VARIABLE CONTRACTS TRUST
                  Hale and Dorr
                  60 State Street
                  Boston, Massachusetts  02109
                  Facsimile No.: (617) xxx-xxxx
                  Attn:  Joseph P. Barri, Secretary

                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         If to the Company:

                  [NAME OF INSURANCE COMPANY]
                  [address]
                  [city, state and zip code]
                  Facsimile No.:  xxx-xxx-xxxx
                  Attn:  [name, title]


         If to PIM:

                  PIONEER INVESTMENT MANAGEMENT, INC.
                  60 State Street
                  Boston, Massachusetts  02109
                  Facsimile No.: (617) xxx-xxxx
                  Attn:  [name], Head of Legal


         If to PFD:

                  PIONEER FUNDS DISTRIBUTOR, INC.
                  60 State Street
                  Boston, Massachusetts  02109
                  Facsimile No.: (617) xxx-xxxx
                  Attn:  [Marcy Supovitz], [title]

ARTICLE XIII.  MISCELLANEOUS

         13.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

         13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

         13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         13.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         13.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         13.8. A copy of the Trust's Declaration of Trust is on file with the Secretary of State of Delaware. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

         13.9. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then, such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         13.10. This Agreement of any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         13.11. The Company is hereby put on notice of the limitation of liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust, PIM and PFD pursuant to this Agreement shall be limited in any case to the Portfolio(s) of the Trust, PIM and PFD and their respective assets and the Company shall not seek satisfaction of any such obligation from the Shareholders of the Trust, PIM, PFD, the Trustees, officers, employees or agents of the Trust, PIM or PFD, or any of them.

         13.12. The Trust, PIM and PFD agree that the obligations assumed by the Company shall be limited in any case to the Company and its assets and neither the Trust, PIM nor PFD shall seek satisfaction of any such obligation from the shareholders of Company, the directors, officers, employees or agents of the Company, or any of them.

         13.13. No provision of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between PIM and the Trust and PFD and the Trust.

                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                           [NAME OF INSURANCE COMPANY]

                           By its authorized officer,


                           By:  ___________
                                  [name]
                                  [title]
                                  Date:

                           PIONEER VARIABLE CONTRACTS TRUST,
                           ON BEHALF OF THE PORTFOLIOS
                           By its authorized officer and not individually,


                           By:______________
                              Joseph P. Barri
                              Secretary
                              Date:

                           PIONEER INVESTMENT MANAGEMENT, INC.
                           By its authorized officer,


                           By: [SIGNATURE]
                               David D. Tripple
                               Chief Executive Officer
                               Date:

                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT


                                   SCHEDULE A


                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                               As of [date], 2001


============================================= =========================================== =======================================
               NAME OF SEPARATE                                                                        PORTFOLIOS AND
               ACCOUNT AND DATE                             CONTRACTS FUNDED                           CLASS OF SHARES
       ESTABLISHED BY BOARD OF DIRECTORS                   BY SEPARATE ACCOUNT                     APPLICABLE TO CONTRACTS
============================================= =========================================== =======================================
                                              VARIABLE ANNUITY                            PIONEER FUND VCT CLASS II PORTFOLIO




                                                                                          PIONEER SMALL COMPANY VCT CLASS II
                                              VARIABLE LIFE                               PORTFOLIO
--------------------------------------------- ------------------------------------------- ---------------------------------------

                              DRAFT - AS OF 9/8/00
                    PIONEER STANDARD PARTICIPATION AGREEMENT

                                   SCHEDULE B


FEES TO THE COMPANY

1.       ADMINISTRATIVE SERVICES

         Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD. The Company will provide properly registered and licensed personnel and any systems needed for all Contract owners servicing and support - for both fund and annuity information and questions, including:

- Communicate all purchase, withdrawal, and exchange orders it receives from its customers to PFD;
-      Respond to Contract owner inquires;
-      Delivery of both Trust and Contract prospectuses;
-      Entry of initial and subsequent orders;
-      Transfer of cash to insurance company and/or Portfolios;
-      Explanations of Portfolio objectives and characteristics;
-      Entry of transfers between Portfolios;
-      Portfolio balance and allocation inquires; and
-      Mail Trust proxys.

2.       ADMINISTRATIVE SERVICE FEES

         For the administrative services set forth above, PFD shall pay a servicing fee based on the annual rate of 0.20% of the average aggregate net daily assets invested in the Portfolios through the Accounts at the end of each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will verify the asset balance of each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio.

3.       12b-1 DISTRIBUTION RELATED FEES (CLASS II SHARES ONLY)
         ------------------------------------------------------

         In accordance with the Portfolios' plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of 0.25% of the average net assets invested in the Class II shares of the Portfolios through the Accounts in each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.